EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of this 18th day of April, 2008 by and among Global Clean Energy Holdings, Inc., a Utah corporation (the "Company"), and Mercator Momentum Fund, L.P., Mercator Momentum Fund III, L.P., and Monarch Pointe Fund, Ltd. (each, a “Holder” and collectively, the “Holders”).

WHEREAS:

A.  The Company currently has issued and outstanding a total of 28,927 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”).

B.  All of the shares of the Series A Preferred Stock are owned by the Holders. The number of shares of Series A Preferred Stock held by each Holder is set forth on the signature page of this Agreement under each Holder’s signature.

C.  The Company has requested that the Holders convert all of their shares of Series A Preferred Stock into shares of its no par value common stock (the “Common Stock”), and the Holders are willing to convert all shares of Series A Preferred Stock into shares of Company.

D.  The Certificate of Designations of Preferences and Rights of Series A Convertible Preferred (the “Certificate”) limits the number of shares that the Holders can, collectively, own to 9.99% of the Company’s Common Stock outstanding, which limitation prevents the conversion of all shares of Series A Preferred Stock.

E.  Instead of converting the shares of Series A Preferred Stock, the Company and the Holders are willing to exchange all of the outstanding shares of Series A Preferred Stock for newly issued shares, all on the terms and conditions set forth in this Agreement.

F.  As of the date of this Agreement, the Market Price, as defined in the Certificate, of the Company’s Common Stock is $0.07925, and the Conversion Price of the shares of Series A Preferred Stock therefore is $0.067 (85% of the Market Price). Notwithstanding the lower conversion price, the Holders are willing to exchange their shares of Series A Preferred Stock at $0.10 per share.

NOW THEREFORE, for and in consideration of the premises, covenants and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holders hereby agree as follows:

1.	EXCHANGE AND CANCELLATION OF SERIES A PREFERRED STOCK FOR COMMON STOCK.

(a)  Exchange of Series A Preferred Stock for Common Stock. Each Holder hereby agrees to exchange all of its shares of Series A Preferred Stock for shares of newly issued shares of Common Stock, and the Company hereby agrees to issue to the Holders shares of Common Stock in exchange for the shares of Series A Preferred Stock. The number of shares of Common Stock to be issued for each share of Series A Preferred Stock shall be determined by dividing the “Series A Purchase Price” (as defined in the Certificate, which price is $100.00) by $0.10. Accordingly, each share of Series A Preferred Stock is hereby exchanged for 1,000 shares of Common Stock.

(b)  Cancellation of Series A Preferred Stock. In order to effect the exchange of all of the 28,927 outstanding shares of Series A Preferred Stock for a total of 28,927,000 new shares of Common Stock, concurrently with the execution of this Agreement, Holders have delivered to the Company for cancellation the stock certificates representing all of the 28,927 outstanding shares of Series A Preferred Stock owned by the Holders. The foregoing Series A Preferred Stock stock certificates have been duly endorsed for cancellation by each of the Holders in a manner satisfactory to the Company. The Company hereby acknowledges receipt of the foregoing stock certificates and agrees to cancel all of the shares of Series A Preferred Stock represented by the stock certificates.

(c)  Issuance of Common Stock. Concurrently with the execution of this Agreement, and in exchange for the shares of Series A Preferred Stock delivered by the Holders to the Company for cancellation, the Company is delivering to each Holder a new stock certificates representing the number of shares of Common Stock set forth on the signature page of this Agreement (a total of 28,927,000 shares of Common Stock). The shares of Common Stock delivered to the Holders hereunder are registered in the name of the Holders, and each Holder shall be deemed to be a holder of the shares of Common Stock for all purposes effective as of the date of this Agreement.

2.	HOLDER’S REPRESENTATIONS AND WARRANTIES.

Each Holder hereby represents and warrants that:

(a)  Investment Purpose. The Holder is acquiring the shares of Common Stock for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "1933 Act").

(b)  Accredited Holder Status. The Holder is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

(c)  Title to the Shares of Series A Preferred Stock. The Holder owns, of record and beneficially, all of the shares of Series A Preferred Stock listed under its name on the signature page of this Agreement, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature. No individual, corporation, entity or person has any claim or interest in, to, or against any of the shares of Series A Preferred Stock owned by the Holder.

(d)  Reliance on Exemptions. The Holder understands that the shares of Common Stock are being issued in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the shares.

(e)  Information and Investigation. The Holder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the shares which have been requested by the Holder. The Holder is familiar with the business, operations, and financial condition of the Company. The Holder understands that an investment in the shares of Common Stock involves a high degree of risk. The Holder has sought such accounting, legal and tax advice as it deemed necessary to make an informed investment decision with respect to the exchange of its Series A Preferred Stock for shares of Common Stock.

(f)  No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the shares or the fairness of the exchange of the shares of Series A Preferred Stock for Common Stock, nor have such authorities passed upon or endorsed the merits of the exchange.

(g)  Transfer or Resale. The Holder understands that the shares issued hereunder have not been and will not be registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company an opinion of counsel to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such securities can be sold, assigned or transferred in compliance with an exemption from registration under the 1933 Act or the rules and regulations of the SEC thereunder, and any state securities laws.

(h)  Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and is a valid and binding agreement of the Holder enforceable in accordance with its terms.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Holder that:

(a)  Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Utah, and has the requisite corporate power to own its properties and to carry on its business as now being conducted.

(b)  Authorization; Enforcement; Compliance with Other Laws. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the 28,927,000 shares of Common Stock in accordance with the terms of this Agreement; (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including without limitation the issuance of the new shares, has been duly authorized by the Company's Board of Directors; (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

4.	MISCELLANEOUS.

(a)  Further Assurances. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm the exchange of securities hereunder or otherwise to carry out the intent and purposes of this Agreement.

(b)  Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

(c)  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d)  Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(e)  Entire Agreement. This Agreement constitutes the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

(f)  Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

(g)  Applicable Law. This Agreement shall be construed and governed by the laws of the State of California.

IN WITNESS WHEREOF, the Holder and the Company have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

GLOBAL CLEAN ENERGY HOLDINGS, INC.

By:	/s/ RICHARD PALMER
Name: Richard Palmer
Its: Chief Executive Officer

THE HOLDERS:

MERCATOR MOMENTUM FUND, L.P.	MERCATOR MOMENTUM FUND III, L.P.

By: M.A.G. CAPITAL, LLC, its general partner	By: M.A.G. CAPITAL, LLC, its general partner

By: /s/ DAVID FIRESTONE	By: /s/ DAVID FIRESTONE
David Firestone, Managing Partner	David Firestone, Managing Partner

Shares of Series A Preferred Stock: 8,715 Common Stock to be received: 8,715,000	Shares of Series A Preferred Stock: 10,295 Common Stock to be received: 10,295,000

MONARCH POINTE FUND, LTD.

By: M.A.G. CAPITAL, LLC, its investment advisor

By: /s/ DAVID FIRESTONE
David Firestone, Managing Partner

Shares of Series A Preferred Stock: 9,917 Common Stock to be received: 9,917,000